SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 15, 1997


                        Fronteer Financial Holdings, Ltd.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Colorado                    0-17637                     45-0411501
 ---------------------------    -------------------          ------------------
(State or other jurisdiction   (Commission File No.)        (I.R.S. Employer
 of incorporation)                                           Identification No.)


         1700 Lincoln Street, Suite 3200, Denver, CO               80203
         -------------------------------------------            ---------
           (Address of principal executive offices)             (Zip Code)


                                 (303) 860-1700
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On September 15, 1997, Contract America purchased all of the primary operating assets of Fronteer Marketing Group, Inc. (FMG), a wholly owned subsidiary of Fronteer Financial Holdings, Ltd., (Fronteer or the Company) for approximately $421,000. The purchase price was based on existing financing arrangements and cost of anticipated fixed asset upgrades. A portion of the purchase price was paid in the form of a promissory note in the amount of $141,344 to be paid over 27 months at $5,048 per month. The remainder of the purchase price is to be paid in the form of a promissory note in the amount equal to FMG's cost of anticipated fixed asset upgrades installed in existing telemarketing centers. Monthly payments of principal and interest at 10% of between $3,000 and $8,000 per month will be made through December 2000 at which time the balance will be due and payable to the Company. Contact America also assumed leases related to two telemarketing centers in North Dakota of a combined monthly rental of $1,000 and has entered into a three-year lease for approximately 5500 square feet of space in a building the Company owns in Bismarck, North Dakota for $2,752 per month. Prior to the transaction, there was no material relationship between Contact America and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial statements of business acquired.

               Not applicable

          (b) Pro forma financial information.

               The  following   unaudited  pro  forma   condensed   consolidated
               financial statements are filed with this report:

               Pro Forma Condensed Consolidated Balance Sheet
                 as of June 30, 1997.

               Pro Forma Condensed Consolidated Statement of Operations:
                 Year ended September 30, 1996
                 Nine months ended June 30, 1997

               The Pro Forma Condensed Consolidated Balance Sheet of Fronteer as of June 30, 1997 reflects the financial position of the Company after giving effect to the disposition of the assets discussed in
               Item 2 and assumes the disposition took place on June 30, 1997. The Pro Forma Condensed Consolidated Statements of Operations for the fiscal year ended September 30, 1996 and the nine months ended June 30, 1997 assume that the disposition occurred on October 1, 1995 and are based on the operations of the Company for the year ended September 30, 1996 and the nine months ended June 30, 1997.

               The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company's financial statements will reflect the disposition only from the closing date of the disposition.

               The  unaudited  pro  forma   condensed   consolidated   financial
               statements should be read in conjunction with the historical financial statements and related notes of the Company.

          (c)  Exhibits.

               Exhibit 2.1

               Asset Sale and Purchase Agreement by and between Fronteer Marketing Group, Inc. and Contract America dated September 15, 1997. The Exhibits to the Asset Sale and Purchase Agreement are described therein and are not being filed because the Company does not believe such Exhibits are material to an investment decision. The Company agrees to furnish supplementally to the Commission upon request any omitted Exhibit.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 30, 1997



                                            FRONTEER FINANCIAL HOLDINGS, LTD.


                                            By:  /s/ R. A. Fitzner, Jr.
                                               ---------------------------------
                                               R.A. Fitzner, Jr.
                                               Chairman of the Board


               Fronteer Financial Holdings, Ltd. and Subsidiaries
                 Pro Forma Condensed Consolidated Balance Sheet
                               as of June 30, 1997


                                                                 Pro forma
                                                 Historical    adjustments(A)  Pro forma
                                                 ----------    -------------   ---------
Cash and cash equivalents ...................   $ 1,349,632          --        1,349,632
Accounts and notes receivable ...............     6,953,196        69,064      7,022,260
Securities owned, at market value ...........     1,291,985          --        1,291,985
Other current assets ........................     1,492,949          --        1,492,949
                                                 ----------    ----------     ----------
   Total current assets .....................    11,087,762        69,064     11,156,826


Net property, furniture and equipment .......     2,025,205      (317,931)     1,707,274
Other assets ................................       718,122       352,280      1,070,402
                                                 ----------    ----------     ----------
   Total assets .............................    13,831,089       103,413     13,934,502
                                                 ==========    ==========     ==========

Payables and accrued expenses ...............     2,843,689          --        2,843,689
Current portion of long-term debt ...........     1,939,626        71,390      2,011,016
Notes payable to related parties ............       449,985          --          449,985
Other current liabilities ...................       783,502          --          783,502
                                                 ----------    ----------     ----------
   Total current liabilities ................     6,016,802        71,390      6,088,192

Long-term debt, net of current portion ......       969,865       208,610      1,178,475
Deferred rent concessions ...................     1,683,282          --        1,683,282
                                                 ----------    ----------     ----------
   Total liabilities ........................     8,669,949       280,000      8,949,949
Minority interest in subsidiary .............       254,635          --          254,635
   Total stockholders' equity ...............     4,906,505      (176,587)     4,729,918
                                                 ----------    ----------     ----------
   Total liabilities and stockholders' equity    13,831,089       103,413     13,934,502
                                                 ==========    ==========     ==========

(A) Represents elimination of primary operating assets of Fronteer Marketing Group, Inc. sold to Contact America. Also includes recording promissory notes of $141,344 and $280,000 and a capital lease obligation of $280,000 for the anticipated fixed asset upgrades.


               Fronteer Financial Holdings, Ltd. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended September 30, 1996


                                                                       Pro forma
                                                      Historical     adjustments(A)   Pro forma
                                                      ----------     -------------    ---------
Revenue .........................................   $ 28,786,905         317,349      28,469,556
Cost of sales and operating expenses:
   Cost of sales ................................     19,147,866         607,687      18,539,879
   General and administrative ...................     12,118,998         158,734      11,960,264
   Depreciation and amortization ................      1,220,142         186,201       1,033,941
                                                     -----------      ----------     -----------
                                                      32,487,006         952,922      31,534,084
                                                     -----------      ----------     -----------
   Operating loss ...............................     (3,700,101)       (635,573)     (3,064,528)
Other income (expense), net .....................      1,484,845        (123,794)      1,608,639
                                                     -----------      ----------     -----------
Loss before minority interest and income
   taxes ........................................     (2,215,256)       (759,367)     (1,455,889)
Minority interest in earnings ...................        (87,626)           --           (87,626)
                                                     -----------      ----------     -----------
Loss before income taxes ........................     (2,302,882)       (759,367)     (1,543,515)
Income tax expense ..............................        (55,799)           --           (55,799)
                                                     -----------      ----------     -----------
Net loss ........................................     (2,358,681)       (759,367)     (1,599,314)
Preferred stock dividends .......................        (59,061)           --           (59,061)
                                                     -----------      ----------     -----------
Net loss applicable to common
   shareholders .................................     (2,417,742)       (759,367)     (1,658,375)
                                                     ===========      ==========     ===========

Loss per common share ...........................   $       (.17)                           (.12)
                                                     ===========                     ===========


(A) Represents operating results of Fronteer Marketing Group, Inc. for the year ended September 30, 1996. Includes adjustments to increase other income by $33,024 and $1,663, respectively, representing rental income on 5500 square feet and the effect on interest income and expense for amounts received on notes receivable and paid on a capital lease obligation in relation to the anticipated fixed asset upgrades.


               Fronteer Financial Holdings, Ltd. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                         Nine Months Ended June 30, 1997


                                                                        Pro forma
                                                       Historical     Adjustments(A)   Pro forma
                                                       ----------     -------------    ---------
Revenue ..........................................   $ 22,656,983         335,319      22,321,664
Cost of sales and operating expenses:
   Cost of sales .................................     14,520,246         713,842      13,806,404
   General and administrative ....................      9,630,283         181,084       9,449,199
   Depreciation and amortization .................        807,348         274,677         532,671
                                                      -----------     -----------     -----------
                                                       24,957,877       1,169,603      23,788,274
                                                      -----------     -----------     -----------
   Operating loss ................................     (2,300,894)       (834,284)     (1,466,610)
Other expense, net ...............................     (1,087,107)       (238,040)       (849,067)
                                                      -----------     -----------     -----------
Loss before minority interest and income
   taxes .........................................     (3,388,001)     (1,072,324)     (2,315,677)
Minority interest in earnings ....................        (10,638)           --           (10,638)
                                                      -----------     -----------     -----------
Loss before income taxes .........................     (3,398,639)     (1,072,324)     (2,326,315)
Income tax benefit ...............................      1,497,281            --         1,497,281
                                                      -----------     -----------     -----------
Net loss .........................................     (1,901,358)     (1,072,324)       (829,034)
                                                      ===========     ===========     ===========
Loss per common share ............................   $       (.11)                           (.05)
                                                      ===========                     ===========


        (A) Represents operating results of Fronteer Marketing Group Inc. for the nine months ended June 30, 1997. Includes adjustments to increase other income by $24,768 and $3,764, respectively, representing rental income on 5500 square feet and the effect of interest income and expense for amounts received on notes receivable and paid on a capital lease obligation in relation to the anticipated fixed asset upgrades.

                                  EXHIBIT INDEX


Exhibit   Description                                                   Page No.
-------   -----------                                                   --------

2.1       Asset Sale and Purchase  Agreement  by and between  Fronteer    9
          Marketing  Group,  Inc. and Contact  America dated September
          15, 1997. The Exhibits to the Asset Sale and Purchase Agreement are described therein and are not being filed because the Company does not believe such Exhibits are material to an investment decision. The Company agrees to furnish supplementally to the Commission upon request any omitted Exhibit.